Exhibit 5.1

800 Capitol St. Suite 2400 Houston, TX 77002-2925 +1 (713) 651-2600 +1 (713) 651-2700

June 10, 2026

Bitmine Immersion Technologies, Inc.

800 Connecticut Avenue

Norwalk, Connecticut 06854

Re: Registration Statement on Form S-3ASR (Registration No. 333-288579); 9.50% Series A Perpetual Preferred Stock

Ladies and Gentlemen:

We have acted as counsel to Bitmine Immersion Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3ASR (Registration No. 333-288579) filed with the Securities and Exchange Commission (the “Commission”) on July 9, 2025, as amended and supplemented (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement dated June 4, 2026 (the “Prospectus”) relating to the proposed offer, issuance and sale of 3,500,000 shares of the Company’s 9.50% Series A Perpetual Preferred Stock (the “Shares”).

The Shares are being sold by the Company to the several underwriters named in the underwriting agreement, dated June 4, 2026 (the “Underwriting Agreement”), by and among the Company and the several underwriters named therein. The terms of the Shares are set forth in the certificate of designations (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware in connection with this offering.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, including the Prospectus, (b) the Underwriting Agreement, (c) the Certificate of Designations, (d) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), (e) the Amended and Restated Bylaws of the Company, (f) resolutions of the Board of Directors of the Company (the “Board”) and/or a duly authorized committee thereof relating to, among other matters, the authorization of the issuance and sale of the Shares, the approval of the Certificate of Designations and the Underwriting Agreement, and the filing of the Registration Statement, (g) a certificate of good standing for the Company issued by the Secretary of State of the State of Delaware as of a recent date and (h) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

June 10, 2026 Page 2

On the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when (a) the Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware, (b) the Shares have been issued and delivered against payment therefor in the manner described in the Registration Statement, the Prospectus and the Underwriting Agreement, and (c) the Company has received the consideration for the Shares specified in the resolutions of the Board and/or a duly authorized committee thereof and in the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, as currently in effect. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston Taylor LLP